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                                                                     EXHIBIT 4.3

                            VIRAGE LOGIC CORPORATION

                      AMENDMENT AND WAIVER TO RESTATED AND
                       AMENDED INVESTORS' RIGHTS AGREEMENT

     This Amendment and Waiver to Restated and Amended Investors' Rights Agreement (this "Amendment") is made and entered into as of July 24, 2000 by and among Virage Logic Corporation, a California corporation (the "Company"), the undersigned investors in the Company (the "Amending Investors") and the additional investors in the Company's capital stock who become parties hereto (the "Additional Investors").

                                    RECITALS

     A. The Company, the Amending Investors and certain other investors in the Company are parties to that certain Restated and Amended Investors' Rights Agreement dated as of December 3, 1999 (the "Rights Agreement"). The Amending Investors, such other investors and the Additional Investors are collectively referred to as the "Investors" for purposes of this Amendment and are listed on Exhibit A hereto.

     B. The Company has entered into an agreement to sell to the Additional Investors shares of the Company's Common Stock (the "Additional Shares") concurrently with the closing of the Company's initial underwritten firm commitment public offering (the "IPO").

     C. Pursuant to Section 4.2 of the Rights Agreement, the Rights Agreement may be amended and observance of its terms may be waived with the written consent of the Company and the Amending Investors, as holders of a majority of the Investors' Shares (as such term is defined in the Rights Agreement).

     D. The Company and the Amending Investors desire to amend certain provisions of the Rights Agreement to provide the Additional Investors registration rights with respect to the Additional Shares and to make certain other changes in connection with the IPO as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     I.   AMENDMENT OF RIGHTS AGREEMENT

          A.   Amendment of Section 2.1 of the Rights Agreement.

          1. Section 2.1 of the Rights Agreement is hereby amended to include the following additional definitions:

          "(i) Additional Investors. The term "ADDITIONAL INVESTORS" shall mean the purchasers of the Company's Common Stock pursuant to that certain Common Stock Purchase Agreement dated July 6, 2000."
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          "(j) Common Stock Purchase Agreement. The term "COMMON STOCK PURCHASE
     AGREEMENT" shall mean that certain Common Stock Purchase Agreement dated July 6, 2000 between the Company and the Additional Investors."

          The definition of "Demand Registrable Securities" in Section 2.1 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

          "(b) Demand Registrable Securities. The term "DEMAND REGISTRABLE SECURITIES" means: (1) all the shares of Common Stock of the Company issued or issuable upon the conversion of any shares of Series B Stock issued under the Series B Agreement or any shares of Series C Stock issued under the Series C Agreement, as such agreement(s) may hereafter be amended from time to time; (2) all shares of Common Stock issued to the Additional Investors under the Common Stock Purchase Agreement, as such agreement may hereafter be amended from time to time; and (3) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clauses (1) and (2) of this subsection (b); excluding in all cases, however, any Demand Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement or any Demand Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act."

          B.   Amendment of Section 2.2(a) of Rights Agreement.

          Section 2.2(a) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

          "(a) Request by Holders. If the Company shall receive at any time after the earlier of (i) July 5, 2002, or (ii) six (6) months after the effective date of the Company's initial public offering of its securities pursuant to a registration filed under the Securities Act (the "IPO"), a written request from the Holders of at least 1,050,000 shares (on a common equivalent basis) of the Demand Registrable Securities that the Company file a registration statement under the Securities Act covering the registration of Demand Registrable Securities pursuant to this Section 2.2, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request "REQUEST NOTICE") to all Holders then eligible to participate in a registration under this
     Section 2.2(a), and effect, as soon as practicable, the registration under the Securities Act of all Demand Registrable Securities which such Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this
     Section 2.2; provided that the Demand Registrable Securities requested by all Holders to be registered pursuant to such request must either (i) be at least fifty percent (50%) of all Demand Registrable Securities then outstanding and then eligible for registration under this Section 2.2(a) or
     (ii) have an anticipated aggregate public offering


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     price (before any underwriting discounts and commissions) of not less than
     $10,000,000 (or $20,000,000 if such requested registration is the initial public offering of the Company's stock registered under the Securities
     Act); and provided, further, that the Additional Investors shall not be entitled to request a registration pursuant to this Section 2.2(a) with respect to, or include in any registration effected pursuant to this
     Section 2.2(a), any shares of Common Stock purchased by the Additional Investors pursuant to the Common Stock Purchase Agreement, unless such registration is to be effected after the one-year anniversary date of the effective date of the IPO."

          C.   Amendment of Section 2.3 of the Rights Agreement.

               Section 2.3 of the Rights Agreement is hereby amended to insert the following phrase at the end of the first paragraph of such section:

     "Notwithstanding the foregoing, the Additional Investors shall not be entitled to include any shares of Common Stock purchased by them pursuant to the Common Stock Purchase Agreement in, or to receive notice of the filing of, any registration statement to be filed prior to the one-year anniversary of the effective date of the IPO."

          D.   Amendment of Section 3.5 of Rights Agreement.

               Section 3.5 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

          "3.5 TERMINATION. This right of first refusal shall terminate (i) immediately before the closing of the first underwritten sale of Common Stock of the Company to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act, covering the offer and sale of Common Stock to the public for an aggregate gross public offering price (calculated after deduction of underwriters' discounts and commissions) of at least $25,000,000, or (ii) upon (a) the acquisition of all or substantially all the assets of the Company or (b) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) or more of the voting power of the corporation or other entity surviving such transaction pursuant to this Section 3."

          E.   Amendment of Section 4.1(b) of the Rights Agreement.

               Section 4.1(b) of the Rights Agreement is hereby amended to substitute "50,000" in place of "100,000" throughout such section.

          F. Waiver of Compliance with Section 3 of the Rights Agreement. The Amending Investors on behalf of all Investors, waive any past or future failure of the Company to comply with Section 3 of the Rights Agreement solely to the extent such failure arose in connection with the Company's issuance of options to employees, officers, directors, contractors, advisors or consultants of the Company under the Company's 1997 Equity Incentive Plan or issuance of shares under the Common Stock Purchase Agreement.


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          G.   Binding Effect. Pursuant to Section 4.2 of the Rights Agreement,
the amendments to the Rights Agreement set forth in Section 1.1 of this Amendment shall be binding upon each Investor, each Shareholder (as such term is defined in the Rights Agreement), each permitted successor or assignee of such Investor or Shareholder and the Company.

II.  GENERAL PROVISIONS

          A. Entire Agreement. This Amendment, together with all the Exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. This Amendment shall be limited solely to the matters expressly set forth herein and shall not prejudice any right or rights which the Company may now have or may in the future have under or in connection with the Rights Agreement or any instruments or agreements referred to therein.

          B. Governing Law. This Amendment shall be governed by and construed exclusively in accordance with the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, excluding that body of law relating to conflict of laws and choice of law.

          C. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]


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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

THE COMPANY:

Virage Logic Corporation

By: /s/ ADAM KABLANIAN
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    Adam Kablanian, President & CEO

AMENDING INVESTORS:


By: /s/ DENNIS P. WOLF
    -------------------------------
            [Sign Here]

Name: Dennis P. Wolf
     ------------------------------
           [Please Print]

Title: Executive VP and CFO
      -----------------------------
      [Please Print (if applicable)]

Company Name: Credence Systems
             ----------------------------------
             [Please Print (if applicable)]


By: /s/ AMIR HAREL
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            [Sign Here]

Name: Amir Harel
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           [Please Print]

Title: VP & CFO
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      [Please Print (if applicable)]

Company Name: Tower Semiconductor
             ----------------------------------
             [Please Print (if applicable)]


By: /s/ MICHAEL STARK
    -------------------------------
            [Sign Here]

Name: Michael Stark
     ------------------------------
           [Please Print]

Title: Managing Director,
       Crosslink Capital, Inc.
      -----------------------------
      [Please Print (if applicable)]

Company Name: Crosslink Crossover Fund III L.P.
             ----------------------------------
             [Please Print (if applicable)]








               [SIGNATURE PAGE TO AMENDMENT AND WAIVER TO RESTATED
                    AND AMENDED INVESTORS' RIGHTS AGREEMENT]


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By: /s/ MICHAEL STARK
    -------------------------------
            [Sign Here]

Name: Michael Stark
     ------------------------------
           [Please Print]

Title: Managing Director,
       Crosslink Capital, Inc.
      -----------------------------
      [Please Print (if applicable)]

Company Name: Omega Bayview, L.L.C.
             ----------------------------------
             [Please Print (if applicable)]


By: /s/ MICHAEL STARK
    -------------------------------
            [Sign Here]

Name: Michael Stark
     ------------------------------
           [Please Print]

Title: Managing Director,
       Crosslink Capital, Inc.
      -----------------------------
      [Please Print (if applicable)]

Company Name: Crosslink Offshore
              Omega Ventures III
             ----------------------------------
             [Please Print (if applicable)]


By: /s/ MICHAEL STARK
    -------------------------------
            [Sign Here]

Name: Michael Stark
     ------------------------------
           [Please Print]

Title: Managing Director,
       Crosslink Capital, Inc.
      -----------------------------
      [Please Print (if applicable)]

Company Name: Crosslink Capital Ventures III, LLC
             ------------------------------------
             [Please Print (if applicable)]



ADDITIONAL INVESTORS:

CROSSLINK CROSSOVER FUND III, L.P.

By: Crossover Fund III Management, L.L.C.
    Its General Partner


By: /s/ MICHAEL J. STARK
    ---------------------------------
    Michael J. Stark, Managing Member

OFFSHORE CROSSLINK CROSSOVER FUND III, UNIT TRUST

By: Crossover Fund III Management, L.L.C.
    Its Managing Member


By: /s/ MICHAEL J. STARK
    ---------------------------------
    Michael J. Stark, Managing Member




               [SIGNATURE PAGE TO AMENDMENT AND WAIVER TO RESTATED
                    AND AMENDED INVESTORS' RIGHTS AGREEMENT]



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